Exhibit 99.1

CORPORATE OFFICE

1100 Cassatt Road, Berwyn, PA 19312

Contact: Kevin Coleman (610) 889-5247

DAVID A. ZAPICO NAMED EXECUTIVE VICE PRESIDENT AND
CHIEF OPERATING OFFICER

Berwyn, PA, December 18, 2012 — AMETEK, Inc. (NYSE: AME) today announced the election of David A. Zapico as Executive Vice President and Chief Operating Officer, effective January 1, 2013.

“I am very pleased to announce Dave Zapico’s appointment to Executive Vice President and Chief Operating Officer. Dave has played an instrumental role in the success of AMETEK and is well qualified to take on this new role,” noted Frank S. Hermance, AMETEK Chairman and Chief Executive Officer.

“Dave has a demonstrated track-record of delivering exceptional results during his 23 years with AMETEK, most recently as President, Electronic Instrument Group. In this role, Dave has led the strategic growth and operational excellence initiatives that have significantly increased the size, profitability and global capabilities of our Process businesses,” commented Mr. Hermance.

“Dave has proven himself as a strong, respected leader and invaluable member of the AMETEK management team. His vast operations and engineering expertise paired with his deep strategic understanding of our business makes him an excellent choice for this position,” continued Mr. Hermance.

“AMETEK has grown significantly and is well positioned for continued strong growth. As a result, putting a Chief Operating Officer in place now will ensure we realize our full growth potential. I look forward to working closely with Dave in future years as we continue to execute on our growth strategies and deliver value to our shareholders,” concluded Mr. Hermance.

Mr. Zapico has held a variety of engineering and general management positions since joining AMETEK’s Process & Analytical Instruments Division in 1990 as a Product Engineer. He was promoted to Division Vice President of the Process Instruments Business Unit for the Process & Analytical Instruments Division in 1996. In 1999, Mr. Zapico was named Vice President and General Manager of AMETEK’s Aerospace and Power Instruments Division. In 2003, he was named President, Electronic Instruments.

Mr. Zapico holds a Bachelor of Science degree in Electrical Engineering from Case Western Reserve University and a Master of Business Administration degree from Carnegie Mellon University.

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DAVID A. ZAPICO NAMED EXECUTIVE VICE PRESIDENT AND
CHIEF OPERATING OFFICER

Corporate Profile
AMETEK is a leading global manufacturer of electronic instruments and electro-mechanical devices with annualized sales of $3.4 billion. AMETEK’s Corporate Growth Plan is based on Four Key Strategies: Operational Excellence, Strategic Acquisitions & Alliances, Global & Market Expansion and New Products. AMETEK’s objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. The common stock of AMETEK is a component of the S&P MidCap 400 and the Russell 1000 Indices.

Forward-looking Information
Statements in this news release relating to future events, such as AMETEK’s expected business and financial performance are “forward-looking statements.” Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. These factors and uncertainties include AMETEK’s ability to consummate and successfully integrate future acquisitions; risks associated with international sales and operations; AMETEK’s ability to successfully develop new products, open new facilities or transfer product lines; the price and availability of raw materials; compliance with government regulations, including environmental regulations; changes in the competitive environment or the effects of competition in our markets; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

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